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                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED BYLAWS

                                          OF

                          CENTENNIAL HEALTHCARE CORPORATION

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    References in these Bylaws to "Articles of Incorporation" are to the Third
Amended and Restated Articles of Incorporation of CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Corporation"), as amended and restated from time to time (the "Articles").

    All of these Bylaws are subject to contrary provisions, if any, of the Articles (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

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                                     ARTICLE ONE

                                        Office

    1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

    1.2 Principal Office. The principal office of the Corporation shall be at the place designated in the Corporation's annual registration with the Georgia Secretary of State.

    1.3 Other Offices. In addition to its registered office and principal office, the Corporation may have offices at other locations either in or outside the State of Georgia, as the Board of Directors may determine from time to time and the business of the Corporation may make desirable.

                                     ARTICLE TWO

                                Shareholders' Meetings

    2.1 Place of Meetings. Meetings of the Corporation's shareholders may be held at any location inside or outside the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation's principal office.

    2.2 Annual Meetings. The Corporation shall hold an annual meeting of shareholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.


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    2.3  Special Meetings.  Special meetings of shareholders of one or more classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board, or the President, and shall be called by the corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing ten percent (10%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

    2.4 Notice of Meetings. In accordance with Section 9.5 and subject to waiver by a shareholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time, or location, the Corporation shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

    2.5 Waiver of Notice. A shareholder may waive any notice required by the Code, the Articles, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder's attendance at a meeting shall constitute: (a) a waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

    2.6 Voting Group: Quorum; Vote Required to Act. (a) Unless otherwise required by the Code or the Articles, all classes or series of the Corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If either the Articles or the Code requires separate voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately. At all meetings of shareholders, any Voting Group entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists, the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the Articles, these Bylaws, or the Code provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes

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entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to
Section 7.6 of these Bylaws.

    (b) If a quorum exists, action on a matter by a Voting Group is approved by that Voting Group if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor provision), or the Code requires a greater number of affirmative votes.

    2.7 Voting of Shares. Unless otherwise required by the Code or the Articles, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

    2.8 Proxies. A shareholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment executed in writing by the shareholder or by his attorney-in-fact. An appointment of a proxy shall be valid for 11 months from the date of its execution, unless a longer or shorter period is expressly stated in the proxy.

    2.9 Presiding Officer. Except as otherwise provided in this Section 2.9, the Chairman of the Board, and in his absence or disability the President, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of (a) the shares present at the meeting that would be entitled to vote in an election of directors, or (b) if no such shares are present at the meeting, then the shares present at the meeting comprising the Voting Group with the largest number of shares present at the meeting and entitled to vote on a matter properly proposed to be considered at the meeting. The chairman of the meeting may designate other persons to assist with the meeting.

    2.10 Adjournments. At any meeting of shareholders (including an adjourned meeting), a majority of shares of any Voting Group present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting, but only with respect to that Voting Group, to reconvene at a specific time and place. If more than one Voting Group is present and entitled to vote on a matter at the meeting, then the meeting may be continued with respect to any such Voting Group that does not vote to adjourn as provided above, and such Voting Group may proceed to vote on any matter to which it is otherwise entitled; provided, however, that if (a) more than one Voting Group is required to take action on a matter at the meeting and (b) any one of those Voting Groups votes to adjourn the meeting (in accordance with the preceding sentence), then the action shall not be deemed to have been taken until the requisite vote of any adjourned Voting

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Group is obtained at its reconvened meeting.  The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

    2.11 Conduct of the Meeting. At any meeting of shareholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

    2.12 Action of Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if permitted by the Articles, by persons who would be entitled to vote at a meeting shares having voting power to cast the requisite number of votes (or numbers, in the case of voting by groups) that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

    2.13 Nominations of Directors and Shareholder Proposals.

         (a) Nominations by the Board of Directors. The Board of Directors or a committee thereof shall have exclusive jurisdiction over the selection of the management nominees for election from time to time as directors.

         (b) Nominations by Shareholders. Only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary prior to the meeting at which directors are to be elected will be eligible for election as directors of the Corporation. For notice of shareholder nominations to be timely, such notice must be received by the Corporation not less than 120 nor more than 150 days prior to the first anniversary of the previous year's annual meeting. Such notification shall contain the following information:

              (i) the name and record address of the shareholder who intends to make the nomination;

              (ii) the name, age and business and residence addresses of each proposed nominee;

              (iii) the principal business, occupation or employment of each proposed nominee during the last five years;


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              (iv) such other information relating to the nominee proposed by such shareholder as is required to be included in a proxy statement or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the written consent of each nominee to be named in the proxy statement and to serve as a director of the Company if so elected;

              (v) the name and record address of the notifying shareholder if different from (i) above; and

              (vi) the class, series and number of shares held of record, beneficially and by proxy, by the shareholder and the nominee as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice.

         (c) Shareholder Proposals. At annual and special meetings only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Corporation of such shareholder's intention to bring such business before such meeting. For notice of business to be conducted at an annual or special meeting to be timely, such notice must be received by the Corporation, in the case of an annual meeting, not less than 120 nor more than 150 days prior to the first anniversary of the previous year's annual meeting or, in the case of a special meeting, not less than 90 days prior to the date of the meeting as set forth in the written request to the Corporation provided pursuant to Section 2 hereof. Such notification shall contain the following information:

              (i) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting;

              (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business;

              (iii) the class, series and number of shares of the Corporation's capital stock which are held of record, beneficially and by proxy, by the shareholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice;

              (iv) a description of all arrangements or understandings between the shareholder and any other persons (naming such person or persons) in connection with the proposing of such business by the shareholder; and

              (v) any material interest of such shareholder in such business.

         (d) Certain Procedures. The Chairman of the Board, or his designee, at any meeting of shareholders at which one or more directors are to be elected may disregard any nomination not made in accordance with this Section 2.13, and upon the instructions of the Chairman of the Board, or his designee, the voting inspectors shall disregard all votes cast for such nominees. In addition, the Chairman of the Board, or his designee, at any annual or special meeting of shareholders may disregard any shareholder proposals not made in

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accordance with this Section 2.13.  The Chairman of the Board, of his designee, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this
Section 2.13.

         (e) Section 14 of the Exchange Act. Notwithstanding anything to the contrary in this Section 2.13, any shareholder requesting that a proposal be included in the Corporation's proxy statement must also meet all of the requirements of Section 14 of the Exchange Act and Regulation 14A promulgated thereunder.

                                    ARTICLE THREE

                                  Board of Directors

    3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Code, Articles, in bylaws approved by the shareholders, or any legal agreement among shareholders.

    3.2 Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of up to nine (9) directors, the exact number to be determined by resolution of the Board of Directors from time to time.

    3.3 Classification of Board of Directors; Election. The directors shall be divided into three classes, as nearly equal in number as possible, with respect to the times for which they shall severally hold office. Directors of the first class first chosen shall hold office until the first annual meeting of shareholders following their election; directors of the second class first chosen shall hold office until the second annual meeting of shareholders following their election; and directors of the third class first chosen shall hold office until the third annual meeting of shareholders following their election. At each annual meeting of the shareholders after such first annual meeting of the shareholders, the successors to the class of directors whose terms shall expire at the time shall be elected to hold office until the third succeeding annual meeting after their election, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his or her successor shall be elected and shall qualify.

    3.4 Removal of Directors. At any shareholders' meeting for which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of a majority of the shares of the Corporation then outstanding and entitled to vote at an election of directors, except that any director who has been elected by the holders of the shares of any class or series may be removed, with or without cause, by the affirmative vote of a majority of the outstanding shares of that class or series and not by vote of the outstanding shares as a whole.

    3.5 Change in Number of Directors. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes authorized by the requisite vote of shareholders as nearly equal in number as possible. When any directorships are created pursuant to an increase in the number of directorships are filled by the Board of Directors, the directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and qualify.


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    3.6  Vacancies in Board of Directors.  Any vacancy in the Board of
Directors occurring as a result of the removal of a director as provided in
Section 14-2-808 of the Georgia Business Corporation Code shall be filled by the shareholders, or if authorized by the shareholders, by the remaining director(s), but only for a term of the office continuing until the next election of directors by shareholders and until the election and qualification of the successor. Any vacancies in the Board of Directors resulting from death, resignation or retirement of a director, or any other cause other than removal by the shareholders or increase in the number of directors shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office.

    3.7 Compensation. Directors may receive such compensation for their services as directors as may be fixed by the Compensation Committee (hereinafter provided for) of the Board of Directors from time to time. Directors shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with their services as directors. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities as may be approved by the Compensation Committee from time to time.

    3.8 Committees of the Board of Directors. (a) The Board of Directors may designate by resolution, from among its members, one or more standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee; provided, however, that no such resolution shall specify and no such committee shall have any of the authority of the Compensation Committee, the Audit Committee nor any authority customarily delegated to an executive committee.

    (b) There shall be a Compensation Committee consisting of not more than four directors appointed by the Board of Directors. A quorum for meetings of the Compensation Committee shall be two. The Compensation Committee shall have the authority to do the things provided for it to do in any resolution of the Board of Directors and in these Bylaws.

    (c) There shall be an Audit Committee consisting of not more than four directors. In addition to the foregoing committee members, the President of the Corporation shall be an ex-officio, non-voting member of the Audit Committee. The Audit Committee shall have the authority to select the Corporation's auditors, to review the audit and to have all other authority customary for an audit committee.

    3.9 Qualification of Directors. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles, and any further eligibility requirements established in these Bylaws.

    3.10 Dealings with Insiders. The Board of Directors shall make the determination whether to allow or permit any director, officer, personnel, consultant or shareholder or persons actually or constructively related to any of the foregoing (within the meaning of

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section 267(c) of the Internal Revenue Code) to have either directly or indirectly an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to the Company or in any corporation, partnership, proprietorship, association or other person or entity to which services or products are furnished or sold by the Company. For the purposes of this Section, there shall be disregarded any interest which arises solely from the ownership of less than a five percent (5%) equity interest in any corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market and in which such person has no management role.

                                     ARTICLE FOUR

                          Meetings of the Board of Directors

    4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times. In addition, until a majority of all members of the Board shall determine otherwise, there shall be a regular meeting of the Board of Directors each quarter on a date and at a time determined by the Board of Directors.

    4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any directors in office at that time.

    4.3 Place of Meetings. Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors may establish from time to time.

    4.4 Notice of Meetings. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with
Section 4.10, the Corporation shall give at least two days' notice to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

    4.5 Quorum. At meetings of the Board of Directors, a majority of the directors in office shall constitute a quorum for the transaction of business.

    4.6 Vote Required for Action. If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles, or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at such meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.


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    4.7  Participation by Conference Telephone.  Members of the Board of
Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at the meeting.

    4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterpart, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

    4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

    4.10 Waiver of Notice. A director may waive any notice required by the Code, the Articles, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                     ARTICLE FIVE

                                       Officers

    5.1 Officers. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect a Chairman of the Board from among its members. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including, without limitation, one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.


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    5.2  Term.  Each officer shall serve at the pleasure of the Board of
Directors until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article Five.

    5.3 Compensation. The compensation of the President of the Corporation and the Executive Vice Presidents of the Corporation shall be approved by the Compensation Committee. Officers may serve without compensation.

    5.4 Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

    5.5 Chairman of the Board. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the shareholders and of the Board of Directors (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

    5.6 President. Unless otherwise provided in these Bylaws or by resolution of the Board of Directors, the President shall be the chief executive officer of the Corporation, shall be charged with the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The President shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

    5.7 Vice Presidents. The Vice President (if there be one) shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Board of Directors or the President (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

    5.8 Secretary. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary

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shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

    5.9 Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation and shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors and President upon request. The Treasurer or any Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

                                     ARTICLE SIX

                             Distributions and Dividends

    Unless the Articles provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

                                    ARTICLE SEVEN

                                        Shares

    7.1 Share Certificates. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board or Chief Executive Officer, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

    7.2 Rights of Corporation With Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.


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


    7.3 Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

    7.4 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

    7.5 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

    7.6  Fixing of Record Date.  For the purpose of determining shareholders
(a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

    7.7  Record Date if None Fixed.  If no record date is fixed as provided in
Section 7.6. then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

    7.8 Conflicting Requirements. To the extent any portion of this Article Seven is in conflict with any provision of the Articles or the Code, the Articles or the Code shall control. To the extent any portion of this Article Seven is not in conflict but deals with the same matter as a provision of the Articles, such portion shall be deemed supplementary to such provision.

                                    ARTICLE EIGHT

                                   Indemnification

    8.1 Indemnification of Directors. The Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Eight, collectively, a "Proceeding") because he or she is or was a director, officer, employee or agent of the Corporation or because he or she is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a "Liability"), if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made for any Liability for which, under the Code, indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise, including, but not limited to, any Liability of a director to the Corporation for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the Corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit. Indemnification in connection with a Proceeding brought by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the Proceeding.

    8.2 Determination. Notwithstanding any judgment, order, settlement, conviction, or plea in any Proceeding, an Indemnified Person shall be entitled to indemnification as provided in section 8.1 if a determination that such Indemnified Person is entitled to such indemnification shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the Proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors who are not at the time parties to the Proceeding; (c) in a written opinion by special legal counsel selected as required by the Code; or (d) by the shareholders; provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

    8.3 Advances. To the extent the Corporation has funds reasonably available to be used for this purpose, expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any Proceeding of the kind described in Section 8.1 shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 8.3, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.3 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section 8.3 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.3 may be unsecured and interest-free.

    8.4 Non-Exclusivity. Subject to any applicable limitation imposed by the Code or the Articles, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

    8.5 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Eight.

    8.6 Notice. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code (or any equivalent provision of these Bylaws) in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by
Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

    8.7 Security. The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

    8.8 Amendment. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected (collectively, "Post Amendment Events"). Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This
Section 8.8 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

    8.9 Agreements. The provisions of this Article Eight shall be deemed to constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

    8.10 Continuing Benefits. The rights of indemnification and advancement of expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

    8.11 Successors. For purposes of this Article Eight, the term "Corporation" shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

    8.12 Severability. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

    8.13 Additional Indemnification. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

                                     ARTICLE NINE

                                    Miscellaneous

    9.1 Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

    9.2 Fiscal Year. The fiscal year of the Corporation shall be the year ending December 31.

    9.3 Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles.

    9.4 Annual Statements. Not later than one hundred twenty (120) days after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request or as required by the Exchange Act, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code or the Exchange Act may require.

    9.5 Notice. (a) Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and
(ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressees last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or
(z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

    (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.


    9.6 Fair Price Requirements; Business Combinations. All of the requirements of Part 2 of Article 11 and all of the requirements of Article 11A of the Code, as the same may be amended from time to time, and any successor provision of the Code, shall be applicable to the Corporation.

                                     ARTICLE TEN

                                      Amendments

    Except as otherwise provided under the Code, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.



                                                       Dated as of June 23, 1997